Exhibit 14

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm name under the caption “Financial Highlights” in the Prospectus/Proxy Statement included in the Registration Statement on Form N-14. We also consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Federated Liberty U.S. Government Money Market Trust (one of the portfolios constituting Money Market Obligations Trust) Statement of Additional Information and Prospectus, respectively, dated September 30, 2015, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 173 (File No. 33-31602), and is incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement included in this Registration Statement on Form N-14. We also consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Federated Government Reserves Fund (one of the portfolios constituting Money Market Obligations Trust) Statement of Additional Information and Prospectus, respectively, dated September 30, 2015, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 173 (File No. 33-31602), and is incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement included in this Registration Statement on Form N-14. We also consent to the incorporation by reference of our report, dated September 23, 2015, on the financial statements and financial highlights of Federated Liberty U.S. Government Money Market Trust, included in the Annual Shareholder Report for the year ended July 31, 2015, which is also incorporated by reference in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14. We also consent to the incorporation by reference of our report, dated September 23, 2015, on the financial statements and financial highlights of Federated Government Reserves Fund, included in the Annual Shareholder Report for the year ended July 31, 2015, which is also incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement included in this Registration Statement on Form N-14.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 23, 2015